UNAUDITED COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION

          The following unaudited combined company pro forma financial information is based on the historical financial statements of Bancorp and Equitable and has been prepared to illustrate the effects of the Merger. The unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2007 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 give effect to the Merger, accounted for under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Equitable, as of the effective date of the Merger, will be recorded at their respective fair values and the excess of the merger consideration over the fair value of Equitable’s net assets will be allocated to goodwill. Described in the attached unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2007 and the unaudited pro forma condensed consolidated statements of operation for the year ended December 31, 2007 is the pro forma adjustments to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of Equitable. The estimates will be refined and updated as of the date of the transaction and the final values indicated may be more or less depending on operating results, changes in market conditions and other factors.

          The unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated statement of financial condition as of and for the year ended December 31, 2007 have been derived from the audited financial statements of Bancorp and Equitable. The unaudited pro forma condensed consolidated statements of operations give effect to the transaction as if it had been consummated at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of financial condition gives effect to the transaction as if consummated on December 31, 2007. These unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.

          The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Bancorp and Equitable, including the respective notes to those statements. The pro forma information is based on certain assumptions described in the accompanying Notes to unaudited combined company pro forma financial information and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Merger been consummated at the beginning of the periods or as of the date for which the pro forma information was presented.

COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Statement of Financial Condition
As of December 31, 2007

(Dollars in thousands, except per share data)

								12/31/07
	Historical		Pro Forma before Adjustments	Mark to Market and Transaction Adjustments				Pro Forma after Adjustments

	Bancorp	Equitable		Debit		Credit

Assets
Cash and due from banks	$17,470	$4,114	$21,584	$23,000		$820	(a), (d)	$14,464
						1,700	(e)
						27,600	(f)
Securities available for sale	35,546	—	35,546			8,494	(a)	27,052

Securities held to maturity		6,743	6,743					6,743
Federal funds sold and securities purchased under agreement to resell	14,506	1,400	15,906			14,506	(a)	1,400

Loans	285,423	165,920	451,343					451,343
Allowance for Loan Losses	(2,070)	(3,147)	(5,217)					(5,217)

Net loans	283,353	162,773	446,126					446,126

Premises and equipment	5,633	424	6,057					6,057
Goodwill	4,553		4,553	30,195			(f)	34,748
Other Intangibles	157		157	1,937	(b)			2,094
Other Assets	14,616	3,488	18,104			736	(b)	19,248
				646			(e)
				1,234			(f)

Total Assets	$375,834	$178,942	$554,776	$57,012		$53,856		$557,932

Liabilities
Non-interest bearing	$59,539	$28,115	$87,654					87,654
Interest bearing	212,696	102,490	315,186					315,186

Total Deposits	272,235	130,605	402,840					402,840

Federal funds purchased and securities sold under agreements to repurchase	27,509	7,164	34,673					34,673
Interest bearing demand notes issued to the US Treasury and other liabilities for borrowed money	20,000	14,929	34,929					34,929
Other Liabilities	1,592	1,399	2,991					2,991

Total Liabilities	321,336	154,097	475,433	—		—		475,433

Stockholders’ Equity”
Common Stock	47	3,764	3,811	3,764		—	(c)	66
						19	(f)
Additional paid-in capital	64,720	3,946	68,666	3,946		—	(c)	92,702
						27,982
Retained earnings (accumulated deficit)	(10,526)	17,719	7,193	17,719		—	(c)	(10,526)
Accumulated other comprehensive income (loss)	257		257					257
Treasury stock, at cost		(584)	(584)			584	(c)	—

Total Equity Capital	54,498	24,845	79,343	25,429		28,585		82,499

Total Liabilities and Capital	$375,834	$178,942	$554,776	$25,429		$28,585		$557,932

Number of common shares outstanding	4,693,765	516,860				1,931,072	(f)	6,624,837

Total book value per common share	$11.61	$48.07						$12.45

Tangible book value per common share	$10.61	$48.07						$6.89

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Statement of Financial Condition
as of December 31, 2007

a.	Liquidation of $8,494 in investments and $14,506 in Fed Funds Sold to facilitate payment of the cash portion of the merger consideration.

b.

Estimated core deposit intangible asset of approximately 3.0% of Equitable’s total deposits, excluding time deposits. Core deposit intangible will be amortized over 7 years using the double declining balance method as follows (dollars in thousands):

Year 1	$554
Year 2	395
Year 3	282
Year 4	202
Year 5	168
Year 6	168
Year 7	168

1,937
Estimated Tax Effect	(736)

$1,201

c.	Elimination of Equitable’s stockholders’ equity.

d.	The following pro forma Merger costs are expected by Bancorp (dollars in thousands):

Capitalized Costs:
Investment banking fees	$250
Professional fees	480
Proxy printing	90

$820

e.	The following are the pro forma costs expected as a result of the Merger (dollars in thousands):

Professional fees	$700
Severance agreements	750
Other Merger costs	250

1,700
Estimated Tax Benefit	(646)

Net Cost	$1,054

(continued)

f.	The following represents the total merger consideration and the amount of goodwill resulting from the Merger based on preliminary estimates of the fair value of assets and liabilities:

Total Consideration to Equitable shareholders and cash to holders of options (dollars in thousands, except per share data):

Cash consideration to Equitable option holders:		$3,248

Cash consideration to Equitable shareholders:		24,352

Total cash consideration		27,600

Stock consideration to Equitable common shareholders:
Number of Bancorp shares of common stock issued	1,931,072
Stipulated fair value of Bancorp common stock pursuant to the Merger Agreement	$14.50

Total stock consideration		28,001	($19 common stock, $27,982 additional paid-in capital)

Total merger consideration		$55,601
Capitalized costs - Bancorp		820

Total purchase price		$56,421

Net assets of Equitable per historical financial statements adjusted for:		24,845
Tax effect of cash to option holders		1,234
Transaction costs, net of tax		(1,054)
Core deposit intangible, net of tax		1,201

Pro forma net assets acquired		26,226

Total Goodwill		$30,195

g.	The preliminary estimated fair value of the assets acquired and the liabilities assumed as of the balance sheet date are as follows:

Cash and due from banks	$2,414
Securities and fed funds sold	8,143
Loans, net	162,773
Premises and equipment	424
Goodwill	30,195
Core deposit intangible	1,937
Other assets	4,632

Total Assets Acquired	210,518

Deposits	130,605
Fed funds purchased and repurchase agreements and interest bearing demand notes	22,093
Other liabilities	1,399

Total liabilities assumed	154,097

Net assets acquired	$56,421

These preliminary estimates will be refined and updated as of the date of the transaction and the final values indicated may be more or less depending on operating results, changes in market conditions and other factors.

COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2007

(Dollars in thousands, except per share data)

				Mark to Market and
				Transaction
	Historical		Pro forma before Adjustments	Adjustments			Pro forma after Adjustments

	Bancorp	Equitable		Debit	Credit

Loans	$22,398	$14,196	$36,594				$36,594
Securities	1,664	589	2,253	1,115		(b)	1,138
Federal funds sold and other	637	368	1,005				1,005

Total interest income	24,699	15,153	39,852				38,737

Deposits	7,258	4,508	11,766				11,766
Notes Payable	—	244	244				244
Federal funds purchased and other borrowings	2,216	513	2,729				2,729

Total interest expense	9,474	5,265	14,739				14,739

Net Interest Income	15,225	9,888	25,113				23,998
Provision for loan losses	145	1,077	1,222				1,222

Net interest income after provision for loan losses	15,080	8,811	23,891				22,776

Service charges and fees on deposit accounts	573	709	1,282				1,282
Net gains on sales of government guaranteed loans	371	—	371				371
Net gains on sales of residential real estate loans	491	—	491				491
Increase in cash surrender value of Company Owned life insurance	177		177				177
Other	299	203	502				502

Total noninterest income	1,911	912	2,823				2,823

Salaries and employee benefits	9,281	2,999	12,280	180		(c)	12,460
Occupancy expense	4,007	1,230	5,237				5,237
Professional fees	207	439	646				646
Data processing	1,167	295	1,462				1,462
Advertising	167	—	167				167
Stationery and supplies	233	120	353				353
Other	1,927	796	2,723	554		(a)	3,277

Total noninterest expense	16,989	5,879	22,868				23,602

Income before income tax expense	2	3,844	3,846				1,997

Income tax (benefit) expense	(3,391)	1,489	(1,902)		703	(d)	(2,605)

	$3,393	$2,355	$5,748				$4,602

Basic earnings per common share	$0.72	$4.56					$0.69
Diluted earnings per common share	$0.71	$4.29					$0.69
Basic weighted average common shares outstanding	4,708,481	$516,860					6,639,553
Diluted weighted average common shares outstanding	4,762,133	$548,616					6,693,185

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

a.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the double declining balance method amortized over 7 years.

b.	Represents the loss of interest earnings on net investments and Fed funds liquidated to facilitate the Merger (in thousands) at an estimated earnings rate of 4.85%.

(Dollars in thousands)
Investments liquidated	$23,000

Estimated earnings rate	4.85%

Annual loss of interest earnings	$1,115

c.	Represents the compensation expense on the 193,107 options to acquire Bancorp common stock to Bancorp executive officers, which vest over five years. Total expense for the year estimated at $180,000.

d.	Represents the impact of above adjustments to income at a marginal tax rate of 38.0%.